FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


                                September 9, 1998
                                 Date of Report



                                AJAY SPORTS, INC.
             (Exact Name of Registrant as specified in its charter)


             Delaware             0-18204             39-1644025
          ----------------       ------------     -------------------
          (State or other       (Commission       (I.R.S. Employer
           jurisdiction of      file number)      Identification Number)
           incorporation or
           organization)


         1501 E. Wisconsin Street
         Delavan, WI                                       53115
         ----------------------------------------       -----------
         (Address of Principal Executive Offices)        (Zip Code)


       Registrant's telephone number, including area code: (414) 728-5521


                                       N/A
           ---------------------------------------------------------
           Former name or former address, if changed from last report

 ITEM 5:  Other Events

On Friday, September 4, 1998, after the stock market closed, Ajay Sports, Inc. (the "Registrant") was notified by the Nasdaq Stock Market that the Registrant's common stock no longer met the $1.00 minimum bid price for continued listing on the Nasdaq SmallCap Market. The common stock is now eligible to trade on the OTC Bulletin Board. The Registrant's Series C Preferred Stock will continue to trade on the SmallCap Market under the symbol AJAYP.

New NASDAQ listing maintenance standards became effective February 23, 1998. In an effort to comply with the new standards for minimum net tangible assets and minimum bid price, the Registrant had taken numerous steps in an effort to gain compliance. These steps included written and verbal appeals to Nasdaq, restructuring the Registrant's bank loans and other debt, and implementing a reverse stock split, which took effect August 14, 1998, in an effort to maintain a minimum $1.00 price for its stock.

The Registrant currently intends file an appeal with Nasdaq to attempt to have its common stock reinstated as eligible to trade on the Nasdaq SmallCap Market, but there is no assurance that it will be successful.

The Registrant's common stock will trade through Friday, September 11 on the OTC Bulletin Board under the symbol AJAYD. Beginning Monday, September 14, the Registrant's common stock will trade on the OTC Bulletin Board under the symbol AJAY.

                                   SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


 Date: September 9, 1998

                                AJAY SPORTS, INC.



                               By s\Robert R. Hebard
                                  -----------------------------
                                   Robert R. Hebard, Secretary